Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      133,165,317
JPMORGAN CHASE & CO.                        13-3224016      128,882,803
WELLS FARGO BANK                            41-0449260      143,304,743
DEUTSCHE BANK SECURITIES, INC.              13-2730328       88,650,281
BNP PARIBAS SECURITIES CORP.                13-3235334      101,913,686
CITIGROUP INC.                              52-1568099       53,154,897
BARCLAYS CAPITAL INC.                       05-0346412       52,338,432
MORGAN STANLEY CO INCORPORATED              13-2665598       15,198,918
BANK OF AMERICA SECURITIES LLC              56-2058405       10,829,417
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        6,121,713






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       38,862,610
JPMORGAN CHASE & CO.                        13-3224016       31,640,877
WELLS FARGO BANK                            41-0449260        4,199,898
DEUTSCHE BANK SECURITIES, INC.              13-2730328       23,635,025
BNP PARIBAS SECURITIES CORP.                13-3235334        1,613,766
CITIGROUP INC.                              52-1568099       17,233,126
BARCLAYS CAPITAL INC.                       05-0346412       17,080,686
MORGAN STANLEY CO INCORPORATED              13-2665598       14,401,873
BANK OF AMERICA SECURITIES LLC              56-2058405       10,641,490
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        3,784,227




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    751,958,112 D. Total Sales: 170,552,296

                               SCREEN NUMBER : 12